SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 11, 2003

NAVIDEC, INC.

(Exact Name Of Registrant As Specified In Its Charter)

COLORADO	0-29098	33-0502730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FIDDLER’S GREEN CENTER, 6399 S. FIDDLER’S GREEN CIRCLE, SUITE 300, GREENWOOD VILLAGE, CO (Address of Principal Executive Offices)	80111 (Zip Code)

Registrant’s telephone number, including area code:(303)222-1000.

SIGNATURES
EXHIBIT INDEX
EX-10.1 Securities Exchange Agreement
EX-99.1 Press Release

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On September 11, 2003, the Registrant entered into a Securities Exchange Agreement with Northsight Mortgage Group, LLC (“Northsight”) and its sole member that provides for the transfer of 80% of the issued and outstanding membership units of Northsight to the Registrant in exchange for the issuance of up to 213,333 shares of the Registrant’s no par value common stock. At the closing that is to occur on or about September 30, 2003, 106,666 shares will be issued to the sole member of Northsight and the balance of the 106,667 shares will be placed in escrow pending the completion of an audit of operations for Northsight for the period to end December 31, 2003. Based on the results of the audit of operations, for each $100 of earnings before interest, taxes, depreciation and amortization expense (“EBITDA”) in excess of $100,000 of EBITDA, 106.666 additional shares of Navidec will be issued up to a maximum of 106,667 shares. This calculation assumes that the Navidec common stock trades for at least $1.50 per share on September 30, 2003. In the event that the Registrant’s stock price is less than $1.50 per share on September 30, 2003, the formula for the transfer of the escrowed shares will be adjusted. Prior to this transaction, there was no relationship between the Registrant or any of the its officers and directors and Northsight or its sole member. Northsight is a Phoenix, Arizona based mortgage broker engaged in the business of marketing, arranging and the sale of consumer home mortgages.

Item 7(c). EXHIBITS.

The following exhibits are filed with this report.

Exhibit No.	Description

10.1	Securities Exchange Agreement
99.1	Press Release dated September 15, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2003	NAVIDEC, Inc.

By: /s/ John R. McKowen John R. McKowen President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Securities Exchange Agreement
99.1	Press Release dated September 15, 2003